Exhibit (e)(2)

EXHIBIT A

FUNDS

Name of Series

Amplify Online Retail ETF

Amplify CWP Enhanced Dividend Income ETF

Amplify Transformational Data Sharing ETF

Amplify Lithium & Battery Technology ETF

Amplify BlackSwan Growth & Treasury Core ETF

Amplify Emerging Markets FinTech ETF

Amplify High Income ETF

Amplify Seymour Cannabis ETF

Amplify BlackSwan ISWN ETF

Amplify Thematic All-Stars ETF

Amplify BlackSwan Tech & Treasury ETF

Amplify Inflation Fighter ETF

Amplify Natural Resources Dividend Income ETF

Amplify International Enhanced Dividend Income ETF

Amplify Cash Flow Dividend Leaders ETF

Amplify Cash Flow High Income ETF

Amplify Cybersecurity ETF

Amplify Mobile Payments ETF

Amplify Junior Silver Miners ETF

Amplify Alternative Harvest ETF

Amplify U.S. Alternative Harvest ETF

Amplify Video Game Tech ETF

Amplify BlueStar Israel Technology ETF

Amplify Treatments, Testing & Advancements ETF

Amplify Global Cloud Technology ETF

Amplify AI Powered Equity ETF

Amplify Etho Climate Leadership U.S. ETF

Amplify Travel Tech ETF

Amplify Samsung SOFR ETF

Amplify Weight Loss Drug & Treatment ETF

Amplify CWP Growth & Income ETF